                                                                       EXHIBIT 9

                       AMENDED AND RESTATED ALLIED GROUP

                       INTERCOMPANY OPERATING AGREEMENT

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

I.    TRANSFER OF EMPLOYEE GROUP..........................................   2
      Section 1.1   Mutual Employees......................................   2
      Section 1.2   Western Heritage Employees............................   2
      Section 1.3   Employment Agreements.................................   3
      Section 1.4   Option Agreements.....................................   4

II.   LEASE OF EMPLOYEES..................................................   4
      Section 2.1   Lease of Employees....................................   4
      Section 2.2   Allocation of Personnel Cost..........................   6
      Section 2.3   Employment Relationships..............................   6
      Section 2.4   Officers..............................................   7
      Section 2.5   Joint Compensation Committee Membership...............   7
      Section 2.6   Joint Compensation Committee Authority................   7
      Section 2.7   Notification of Plan Charges..........................   8

III.  OFFICE FACILITIES...................................................   8
      Section 3.1   Currently Occupied Office Facilities..................   8
      Section 3.2   New Office Space......................................   9
      Section 3.3   Disputes..............................................   9

IV.   COMPUTER EQUIPMENT AND SERVICES.....................................   9
      Section 4.1   Management Information Services Agreement.............   9

V.    AIRCRAFT AND FLIGHT SERVICES........................................   9
      Section 5.1   Availability..........................................   9
      Section 5.2   Cost and Allocations..................................  10

VI.   EQUIPMENT, VEHICLES, AND OTHER PROPERTY.............................  10
      Section 6.1   ALLIED Leasing Property...............................  10
      Section 6.2   Cost Allocation.......................................  10

VII.  AGENCY FORCE........................................................  10
      Section 7.1   Independent Agents....................................  10
      Section 7.2   Exclusive Agency Listings.............................  11

VIII. POOLING AGREEMENT...................................................  11
      Section 8.1   Pooled Elements.......................................  11

IX.   REPRESENTATIONS AND WARRANTIES......................................  11
      Section 9.1   General...............................................  11
      Section 9.2   Representations and Warranties by AGI and AGI
                     Subsidiaries.........................................  11
      Section 9.3   Representations and Warranties by Mutual and the Mutual
                     Subsidiaries.........................................  13
      Section 9.4   Representations and Warranties by ALFC and the ALFC
                     Subsidiaries.........................................  15

X.    TERMINATION, AMENDMENT, AND CHANGE OF CONTROL.......................  16
      Section 10.1  Term and Termination..................................  16
      Section 10.2  Amendment.............................................  17
      Section 10.3  Charge of Control of ALFC.............................  17
      Section 10.4  Charge of Control of AGI..............................  18

XI.   ARBITRATION.........................................................  18
      Section 11.1  Consent to Arbitration................................  18
      Section 11.2  Authority of Arbitrators..............................  19
      Section 11.3  Expenses; Location....................................  19
      Section 11.4  Restriction...........................................  19

XII.  INDEMNIFICATION.....................................................  20
      Section 12.1  Indemnification by Mutual.............................  20
      Section 12.2  Indemnification by AGI................................  20
      Section 12.3  Indemnification by ALFC...............................  20
      Section 12.4  Limitations...........................................  20
      Section 12.5  Participation in Defense..............................  20

XIII. AFFIRMATIVE COVENANTS...............................................  21
      Section 13.1  Cooperation...........................................  21
      Section 13.2  Marketing.............................................  21
      Section 13.3  Life Insurance Products...............................  21
      Section 13.4  Agency................................................  22
      Section 13.5  Current Information...................................  22
      Section 13.6  Confidences and Trade Secrets.........................  22
      Section 13.7  Covenant Not To Compete...............................  23

                                                                            Page
                                                                            ----
XIV.  REGULATORY AND OTHER APPROVALS......................................  23
      Section 14.1  Regulatory Filings....................................  23
      Section 14.2  Other Approvals.......................................  23

XV.   ALFC, ALLIED LIFE, AND ALBA EMPLOYEES...............................  24
      Section 15.1  ALFC, ALLIED Life, and ALBA Employees.................  24

XVI.  MISCELLANEOUS.......................................................  24
      Section 16.1  Assignment............................................  24
      Section 16.2  Waiver; Remedies......................................  25
      Section 16.3  Permissive Release of Confidential Information........  25
      Section 16.4  Notices...............................................  25
      Section 16.5  Governing Law.........................................  25
      Section 16.6  Enforceability........................................  26
      Section 16.7  Survival of Representations and Warranties............  26
      Section 16.8  Counterparts..........................................  26
      Section 16.9  Headings..............................................  26
      Section 16.10 Entire Agreement......................................  26

XVII. DEFINITIONS.........................................................  26
      Section 17.1  ACA...................................................  26
      Section 17.2  AGA...................................................  26
      Section 17.3  AGI...................................................  27
      Section 17.4  AGI Subsidiaries......................................  27
      Section 17.5  ALBA..................................................  27
      Section 17.6  ALFC..................................................  27
      Section 17.7  ALFC Subsidiaries.....................................  27
      Section 17.8  ALLIED Group..........................................  27
      Section 17.9  ALLIED Leasing........................................  27
      Section 17.10 ALLIED Life...........................................  27
      Section 17.11 AMCO..................................................  27
      Section 17.12 AMCO Subsidiaries.....................................  27
      Section 17.13 Annual Rental Cost....................................  27
      Section 17.14 APC...................................................  27
      Section 17.15 Coordinating Committee................................  27
      Section 17.16 Current Restructuring.................................  28
      Section 17.17 Depositors............................................  28
      Section 17.18 Direct Employee Allocation............................  28
      Section 17.19 Direct Employees......................................  28
      Section 17.20 Dougherty Daukins, Inc................................  28
      Section 17.21 Dougherty Daukins Subsidiaries........................  28
      Section 17.22 Employee Group........................................  28
      Section 17.23 Employee Utilization Percentage.......................  28
      Section 17.24 ESOP..................................................  28
      Section 17.25 Human Resources Department............................  28
      Section 17.26 Insurance Approvals...................................  28
      Section 17.27 Joint Compensation Committee..........................  29
      Section 17.28 Joint Marketing Agreement.............................  29
      Section 17.29 MIS Agreement.........................................  29
      Section 17.30 Mutual................................................  29
      Section 17.31 Mutual Subsidiaries...................................  29
      Section 17.32 Pool..................................................  29
      Section 17.33 Pooling Agreement.....................................  29
      Section 17.34 Restructuring Plan....................................  29
      Section 17.35 Staff Employees.......................................  29
      Section 17.36 Surplus Office Space..................................  29
      Section 17.37 Total Personnel Costs.................................  30

XVIII.RESTATEMENT OF ALLIED GROUP INTERCOMPANY OPERATING AGREEMENT........  30

      Section 18.1  Restatement...........................................  30

SIGNATURES.............................................................. 30-31

SUBSIDIARY SIGNATURE ADDENDA............................................ 32-37

                       AMENDED AND RESTATED ALLIED GROUP
                       INTERCOMPANY OPERATING AGREEMENT

      This Amended and Restated ALLIED Group Intercompany Operating Agreement ("Agreement"), made effective as of January 1, 1990, is amended and restated on August 25, 1993, by and among ALLIED Mutual Insurance Company, an Iowa mutual insurance corporation, ("Mutual") including the Mutual Subsidiaries listed in
Section 17.31 of this Agreement which are or will become parties by executing an addendum to this Agreement, ALLIED Group, Inc., an Iowa corporation, ("AGI") including the AGI Subsidiaries listed in Section 17.4 of this Agreement which are or will become parties by executing an addendum to this Agreement, and ALLIED Life Financial Corporation, and Iowa corporation ("ALFC") including the ALFC subsidiaries listed in Section 17.7 of this Agreement which are or will become parties by executing an addendum to this Agreement. Mutual, the Mutual Subsidiaries, AGI, the AGI Subsidiaries, ALFC, and the ALFC Subsidiaries together constitute the "ALLIED Group." All other capitalized terms used in this Agreement and not otherwise defined shall have the meanings set forth below under Article XVII.

                                   RECITALS

      WHEREAS, the companies in the ALLIED Group are engaged in various businesses including property-casualty insurance, life insurance, data processing, and various financial services using common employees, office facilities, agency contacts, aircraft, vehicles, and equipment; and

      WHEREAS, prior to the original adoption of this Agreement on January 1, 1990, Mutual owned a majority voting interest in all companies in the ALLIED Group, either directly or indirectly, and allocation of employees and other business resources had been accomplished without, for the most part, formal written agreements, and that Mutual had employed persons, owned or leased office facilities, together with AMCO had maintained agency relationships, together with ALLIED Leasing had owned or leased property, equipment, or vehicles that have been required to conduct the business of the ALLIED Group, and had made such resources available to the companies in the ALLIED Group; and

      WHEREAS, as of January 1, 1990, responsibility for the employment of persons for the ALLIED Group, except persons employed by ALLIED Life, Dougherty Dawkins, Inc., and the Dougherty Dawkins Subsidiaries, was transferred to AGI from Mutual to implement a portion of a Restructuring Plan for the ALLIED Group; and

      WHEREAS, ALFC was formed July 20, 1993 and is entering into this Agreement as part of the Current Restructuring of the ALLIED Group; and

      WHEREAS, unless otherwise indicated, capitalized terms shall have such meaning as set forth in Article XVII of this Agreement;

        NOW THEREFORE, in consideration of the foregoing, and of the mutual covenants set forth below and other valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:


                         I. TRANSFER OF EMPLOYEE GROUP

        Section 1.1    Mutual Employees.

        (a) Under the Restructuring Plan, Mutual terminated its employment of all persons shown on the ALLIED Mutual Insurance Company Payroll Register (the "Mutual Payroll Register") as of the close of business on December 31, 1989. The Mutual Payroll Register was a true, correct, and complete listing of all persons employed by Mutual as of that date, and contained true and correct information as to the positions, years of service, and salaries of all such employees.

        (b) Under the Restructuring Plan, AGI hired all persons who were listed or properly should have been listed on the Mutual Payroll Register at the same salaries and benefits, on the same terms and conditions, and subject to the same defenses, rights, and obligations to which Mutual may be subject, or to which Mutual may be entitled, commencing as of the start of business January 1, 1990. AGI shall not be deemed to have employed any persons whose employment by Mutual would otherwise terminate as of or prior to such date but for this Agreement. Except as may be set forth in Section 1.3, nothing in this Agreement shall obligate AGI to continue to retain or employ any employee hired by AGI pursuant to this Agreement for any particular period of time or at any particular rate of compensation after January 1, 1990.

        (c) Mutual transferred to AGI all assets relating to the employee group hired by AGI pursuant to this Agreement.

        (d) AGI assumed and paid all liabilities including but not limited to compensation, fringe benefits, taxes, withholdings, and reimbursements relating to obligations of Mutual relating to employees hired by AGI pursuant to this Agreement from and after January 1, 1990. AGI assumed all liabilities of Mutual relating to employees hired by AGI which were unknown or contingent as of January 1, 1990; provided, however, that any losses, expenses, or payments made on any such unknown or contingent liabilities shall be allocated pursuant to
Section 2.2 below according to pooling percentages or time and cost study percentages in effect on the date of payment.

        Section 1.2.  Western Heritage Employees.

        (a) Under the Restructuring Plan, Western Heritage Insurance Company ("Western Heritage") terminated its employment of all persons listed on the Western Heritage Insurance Company Payroll Register (the "Western Heritaqe Payroll Register") as of the close of business on December 31, 1989. The Western Heritage Payroll Register was a true, correct, and complete list of all persons employed by Western Heritage and contained true, correct information as to the positions, years of service, and salaries of all such employees.

     (b) Under the Restructurinq Plan, AGI hired all persons who were listed or properly should be listed on the Western Heritage Payroll Register, at the same salaries and benefits, on the same terms and conditions, and subject to the same defenses, rights, and obligations to which Western Heritage may be subject, or to which Western Heritage may be entitled, commencing as of the start of business January 1, 1990. AGI shall not be deemed to have employed any persons whose employment by Western Heritage would otherwise terminate as of or prior to such date but for this Agreement. Except as may be set forth in Section 1.3, nothing in this Agreement shall obligate AGI to continue to retain or employ any employee hired by AGI pursuant to this Agreement for any particular period of time or at any particular rate of compensation after January 1, 1990.

     (c) Western Heritage transferred to AGI all assets relating to the employee group hired by AGI pursuant to this Agreement.

     (d) AGI assumed and paid all liabilities including but not limited to those that may have arisen, or were accrued but unpaid as of January 1, 1990, including but not limited to compensation, fringe benefits, taxes, withholdings, and reimbursements relating to obligations of Western Heritage to employees hired by AGI pursuant to this Agreement from and after January 1, 1990. AGI assumed all liabilities of Western Heritage relating to employees hired by AGI pursuant to this Agreement that were unknown or contingent as of January 1, 1990; provided, however, that any losses, expenses, or payments made on any such unknown or contingent liabilities shall be allocated pursuant to Section 2.2 below according to pooling percentages or time and cost study percentages in effect on the date of payment.

     Section 1.3. Employment Agreements. Mutual delivered to AGI, and AGI acknowledged receipt of, true, correct, and complete copies of each written agreement, policy, plan, or obligation providing the sick leave, salaries, wages, vacations, holidays, pensions, retirement benefits, profit sharing, insurance, incentive, bonus, or other compensation for employees, whether or not legally binding. AGI agreed to enter into written employment agreements with such officers of Mutual, AGI, or Western Heritage who were parties to written employment agreements with such companies as of January 1, 1990, upon the same terms and conditions of employment as were set forth in the employment agreements. AGI shall indemnify and hold harmless Mutual from liability for employee claims arising under such agreement arising after January

1, 1990; provided, however, that nothing herein shall prvent AGI from including the cost of such indemnity in the calculation of the personnel costs allocated to the parties pursuant to this Agreement.

     Section 1.4 Option Agreements.

     (a) Substitution of AGI. AGI has entered into new stock option agreements or caused the amendment of existing option agreements with employees of AGI, which substitute AGI in the position of Mutual as of January 1, 1990. Neither amendment of the stock option agreements or plans, nor any terms of this Agreement or the Restructurinq Plan shall change the terms on which any stock options shall be measured, qranted, or exercised.

     (b) AGI Tax Benefit Allocation. AGI is the issuer of all common stock to be issued pursuant to the stock option agreements referred to in paragraph (a) of this Section 1.4. The price which AGI will receive when the option is exercised is equal to the fair market value of the stock on the date of grant of the option. If there is a difference between the fair market value of the stock on the date of grant and the price to be paid by the optionee, such difference will be paid to AGI when the options are exercised by the company to which the optionee's salary has been allocated. Any tax benefit associated with the difference between the fair market value of the stock at the date of grant of the option and the fair market value of the stock at the date of exercise shall be an allocable cost to be included in the Total Personnel Costs assessed by AGI to the companies in the ALLIED Group for which AGI provides employees and option benefits.

     (c) ALFC Tax Benefit Allocation. If in the future ALFC is tbe issuer of ALFC common stock pursuant to stock option agreements, the price which ALFC will receive when the option is exercised is equal to the fair market value of the stock on the date of grant of the option. If there is a difference between the fair market value of the stock on the date of grant and the price to be paid by the optionee, such difference will be paid to ALFC when the options are exercised by the company to which the optionee's salary has been allocated. Any tax benefit associated with the difference between the fair market value of the stock at the date of grant of the option and the fair market value of the stock at the date of exercise shall be an allocable cost to be assessed by ALFC to the companies in the ALLIED Group to which the optionee's salary has been allocated.

                             II. LEASE OF EMPLOYEES

     Section 2.1. Lease of Employees.

     (a) Obligation to Provide Employees. AGI shall provide the entire requirement of employees of each other company in the ALLIED

Group, except for ALFC, ALFC Subsidiaries, and Dougherty Dawkins, Inc. and its subsidiaries, for use in the company's business according to such job descriptions, qualifications, experience, education, or skills as may be specified by the company to AGI from time to time. Such specifications shall be retained in the files of the Human Resources Department. Each company may notify the Human Resources Department at any time of its intention to change such specifications, and the Human Resources Department shall make the requested changes to the specifications promptly upon the receipt thereof. AMCO will lease employees from AGI for the operation of the Pool under the Pooling Agreement and will determine the specifications of the leased employees.

     (b) Provider. Except for ALFC, the ALFC Subsidiaries, and Dougherty Dawkins, Inc. and its subsidiaries, each company in the ALLIED Group shall lease from AGI employee services required for the operation of their respective businesses and shall, in partial consideration for such leased employees, pay its proportionate share of AGI's Total Personnel Costs as provided in Section 2.2.

     (c) Independent Hiring. Notwithstanding paragraph (b) above and Mutual's present intent to continue leasing employees from AGI, Mutual and the Mutual Subsidiaries shall have the unrestricted right to directly obtain and hire any or all employees from any other sources and on any terms to perform such duties as Mutual and the Mutual Subsidiaries may determine from time to time, rather than leasing such employees from AGI. Should Mutual or the Mutual Subsidiaries choose to exercise their right to hire employees from other sources, it will not hire any individual who was an AGI employee leased to Mutual or the Mutual Subsidiaries within three (3) months preceding such hiring, without the written consent of AGI.

     (d) Human Resources Department. The Human Resources Department shall be responsible for the implementation, management, and operation of AGI's employee leasing obligations under this Agreement. The AGI employees operating the Human Resources Department shall not be leased to any other company, and the personnel costs and related expenses of such employees shall be borne solely by AGI. The Human Resources Department shall pay to Mutual an allocated Annual Rent Cost in accordance with Section 3.1 and shall also be subject to Sections 3.2. and 3.3.

     (e) Fees for Leasing and Other Services. Each company in the ALLIED Group which leases employees from AGI shall pay a fee to AGI for such services, and each company in the ALLIED Group which utilizes services from the Human Resources Department but does not lease employees from AGI shall pay to AGI a reasonable negotiated fee therefor. Such fees shall be set as follows: (i) Each company in the ALLIED Group, except for the APC, Depositors, ALFC, ALFC Subsidiaries, Dougherty Dawkins, Inc. and its subsidiaries, and Western Heritage, shall pay to AGI a fee equal to 5.07% of the gross payroll of those employees leased to such company, such fee to be calculated and paid every two (2) weeks; (ii) Since Western Heritage is leasing employees from AGI but is not receiving compensation or payroll processing services from AGI, Western Heritage shall pay a fee to AGI as set by the Executive Committee of the AGI Board of Directors; (iii) Dougherty Dawkins, Inc. and its subsidiaries are receiving certain services from the Human Resources Department and shall thus pay a fee to AGI as set by the Executive Committee of the AGI Board of Directors; and (iv) ALFC and the ALFC Subsidiaries are receiving certain services from the Human Resources Department, which include but are not limited to maintaining employment documents, salary administration, employee benefit administration, payroll administration, related recordkeeping functions, employee placement, termination counseling and processing, and payroll data processing, and for such services ALFC and the ALFC Subsidiaries shall pay to AGI a fee equal to 4.62% of each company's gross payroll, such fee to be calculated and paid every two (2) weeks to AGI.

     Section 2.2. Allocation of Personnel Costs. The Employee Group is generally divided into two types of employees, "Direct Employees" and "Staff Employees". "Direct Employees" constitute the majority of the members of the Employee Group and each employee of this type is assigned to perform substantially all of such employee's services for a particular company in the ALLIED Group or for the Pool. "Staff Employees" are employees who are assigned to perform services for more than one of the companies in the ALLIED Group. The Total Personnel Costs, as defined in Section 17.37, associated with a Direct Employee shall be allocated to the company in the ALLIED Group for which such employee performs services (the "Direct Employee Allocation"). The utilization of Staff Employees by each company in the ALLIED Group shall be determined annually for the next succeeding fiscal year on the basis of time and cost studies performed by AGI management. Such utilization shall be reduced to an allocation amount for each company in the ALLIED Group (the "Employee Utilization Percentage"). Each company in the ALLIED Group shall pay to AGI an amount on each pay day equal to its most recent Employee Utilization Percentage multiplied by AGI's Total Personnel Costs applicable to Staff Employees for such pay period resulting in each company's allocable share of the Total Personnel Costs for Staff Employees, plus its Direct Employee Allocation for such pay period.

     Section 2.3. Employment Relationships. AGI shall establish performance criteria or standards, which reflect specifications supplied by each company in the ALLIED Group to AGI, for leased Direct Employees assigned to the company and for leased Staff Employees while performing services for the company. Each such company shall have the right to advise AGI on the performance of employees performing service for the company, and to request investigation, disciplinary action, reassignment, and removal of such employees. AGI shall have the exclusive right, however, to direct all AGI employees as to the manner in which services are to be rendered and performance goals are to be achieved. AGI shall be, and shall have all the privileges, rights, and responsibilities of, common law employer of all AGI employees, including but not limited to, establishing work and disciplinary rules, setting compensation levels, and directing each AGI employee as to the manner in which daily duties are completed, whether or not the employee actually performs services for AGI or another company in the ALLIED Group.

     Section 2.4. Officers. Employment, termination, and terms of employment, of all officers shall be reserved to the full Board of Directors of AGI, provided, however, that while any such individual is leased to Mutual to perform services as an officer (or provides the same or similar function as an officer), Mutual will be consulted prior to all determinations regarding the employment, or terms thereof, of such individuals; provided, however, that Mutual's input shall be of an advisory nature and will not be binding on AGI which is the common law employer of all such individuals.

     Section 2.5. Joint Compensation Committee Membership. AGI and Mutual shall have a Joint Compensation Committee of the Boards of Directors of AGI and Mutual. The Joint Compensation Committee shall not have fewer than three members, and Mutual shall have the right to appoint not less than one-half of all members of the Joint Compensation Committee. Subject to the foregoing right of Mutual to appoint at least one-half of the members of the Joint Compensation Committee, the ratio of Mutual directors to AGI directors on the Joint Compensation Committee may be adjusted no more often than once each year for the next succeeding fiscal year as may be agreed by both AGI and Mutual. A quorum for action at any meeting of the Joint Compensation Committee shall be a majority but not less than three members. In general, actions of the Joint Compensation Committee shall be by majority vote of its members, provided a quorum is present.

     Section 2.6. Joint Compensation Committee Authority. The role of the Joint Compensation Committee shall be advisory only in all respects. The Joint Compensation Committee shall be authorized to:

     (a) Propose assignment and grant of stock options under all stock option plans;

     (b) Propose development, modification, or termination of benefit plans, employee stock ownership plans, stock option plans, supplemental compensation programs, or other incentive plans and propose such plans to the respective Boards of Directors of AGI and Mutual for approval;

     (c) Propose amendments or modifications of the ESOP, changes of the ESOP Trustee, direction or modification in the voting of allocated and unallocated shares, or increases or decreases in the amount of assets held or debt incurred by the ESOP.

     Section 2.7. Notification of Plan Changes. With respect to Section 2.6, if AGI adopts or implements any employee benefit plan or program, or any amendment to any employment benefit plan or program, different from (i) those in existence as of the date of this Agreement and (ii) those hereafter recommended in writing by the Joint Compensation Committee, which new plan, program, or amendment would cause the Total Personnel Costs to be higher than it would be without such plan, program, or amendment, AGI shall provide Mutual with written notice of at least three (3) months (unless such changes are required by law in which case Mutual will be notified as soon as possible) before such plan, program, or amendment is to be effective, describing such new benefit and the projected increase in the Total Personnel Costs and in the payments from Mutual to AGI for leased employees pursuant to Section 2.1(b) as a result of such plan, program, or amendment. Mutual shall have the right to elect not to pay its share of the increased (or total, as the case may be) cost of such plan, program or amendment. In the event Mutual elects not to pay its share of such costs, AGI shall provide all such increased benefits to all AGI employees who qualify for such plans, programs, or amendments, including those employees leased to Mutual and any Mutual Subsidiary, at AGI's cost and shall not charge such amounts directly or indirectly to Mutual. Mutual shall give AGI notice if it elects not to share in the cost of any such plan, program, or amendment within forty-five
(45) days after written notice from AGI of AGI's intent to adopt or implement such plan, program, or amendment.

                             III. OFFICE FACILITIES

     Section 3.1. Currently Occupied Office Facilities. Mutual currently is the owner or lessee of certain office facilities now provided to the ALLIED Group. A list of such office facilities shall be available upon request to Mutual. All office facilities currently provided by Mutual are fully furnished. Other property owned or leased by companies in the ALLIED Group for their specific use shall be listed by such companies and provided upon request. Mutual, or the other owners or lessees, shall continue to own or lease, in accordance with the terms of the leases now in effect, the office facilities listed therein from and after the date of this Agreement and shall continue to provide appropriate office space to each company in the ALLIED Group, to the extent such facilities are available except as may be mutually agreed upon by AGI and Mutual or ALFC and Mutual. The utilization of office facilities by each company in the ALLIED Group shall be determined annually on the basis of cost and time studies performed by Mutual. An Annual Rental Cost per location occupied by a company shall be developed by Mutual. Each company in the ALLIED Group shall pay to Mutual (or at the request of Mutual, pay to such other owner or lessee, if applicable) an amount equal to its allocated Annual Rental Cost per location on a monthly basis. The percentage contribution of each of the parties to the Pooling Agreement to Mutual for the Pool's

Annual Rental Cost shall be determined in accordance with the terms of the Pooling Agreement. With respect to Surplus Office Space, the Annual Rental Cost of such space shall be allocated to each party in the same ratio as the party's percentage allocation of the total Annual Rental Cost per location of the entire ALLIED Group.

     Section 3.2 New Office Space. Mutual shall have a right of first refusal to provide appropriate additional office space needed by any company in the ALLIED Group from and after the date of this Agreement, if Mutual at that time possesses appropriate Surplus Office Space. Prior to any company in the ALLIED Group obtaining office space or any other interests in real estate (for its own use and not for investment), such company shall present its requirements to Mutual who shall within 60 days provide the necessary facilities, indicate the manner in which such facilities will be provided, or decline in writing to provide such facilities, in which case the company shall be entitled to seek to obtain appropriate facilities to satisfy such requirements from whatever source available. Disputes over whether any office space is appropriate shall be resolved by the Coordinating Committee.

     Section 3.3. Disputes. Any conflicts or disputes regarding use or occupancy of facilities for the conduct of business of the companies in the ALLIED Group, or the terms upon which property is leased to the companies in the ALLIED Group or upon which property is obtained, developed, or utilized, whether separately or in combination with other companies in the ALLIED Group, shall be resolved by the Coordinating Committee, provided such matter materially affects AGI, the AGI Subsidiaries, ALFC, or the ALFC Subsidiaries.

                         IV. COMPUTER EQUIPMENT SERVICES

     Section 4.1. Management Information Services Agreement. Mutual, AGI, ALFC, and certain of their subsidiaries are parties to an Amended and Restated Management Information Services Agreement with ALLIED Group Information Systems, Inc. ("AGIS"), a subsidiary of AGI. Such agreement sets forth certain terms relating to the use and provision of computers and data processing services to the companies in the ALLIED Group, and shall govern the utilization and expense of those services.

                         V. AIRCRAFT AND FLIGHT SERVICES

     Section 5.1. Availability. Mutual or a Mutual Subsidiary from time to time owns or leases private aircraft, hangar facilities, and other equipment, property, or rights necessary to operate such private aircraft and to have flight services available to itself and the other companies in the ALLIED Group. Such services shall be made available to companies in the ALLIED Group on a by-appointment basis, subject to availability. There can be no assurance that
(a) Mutual will continue to make flight services available, (b) such flight services will be available when requested by any company in the ALLIED Group, or
(c) costs allocated to users will be less than the expenses associated with commercial flight services. No company in the ALLIED Group shall be obligated to use any flight services made available by Mutual.

     Section 5.2. Cost and Allocations. Companies which elect to utilize such flight services shall pay Mutual for such services on the basis of the cost per hour established by Mutual. All participants in the Pool shall pay their respective allocable share of the remaining costs of making flight services available according to the percentages set forth in the Pooling Agreement on an annual basis. Any dispute regarding availability, determination, or allocation of costs, or other matters regarding flight services shall be resolved by the Coordinating Committee.

                   VI. EQUIPMENT, VEHICLES AND OTHER PROPERTY

     Section 6.1. ALLIED Leasing Property. ALLIED Leasing presently owns certain motor vehicles and other items of personal property and equipment listed in the ALLIED Group Leasing Corporation Asset Inventory and Lessee List (the "ALLIED Leasing Inventory") which are utilized by persons who serve the Pool or one or more of the companies in the ALLIED Group.

     Section 6.2. Cost Allocations. The cost of those vehicles and items of personal property leased by ALLIED Leasing shall be allocated to the members in the ALLIED Group based on actual usage, at rates that are set forth in the leases in effect as of the date of this Agreement. Lease rates and terms for property leased by ALLIED Leasing to companies in the ALLIED Group shall be as negotiated and mutually agreed by the parties, or as determined by the Coordinating Committee from time to time in the event of a dispute as to such rates or terms. Nothing herein shall require ALLIED Leasing to lease property to companies in the ALLIED Group or to require companies in the ALLIED Group to lease any property from ALLIED Leasing except as they may mutually agree.

                                VII. AGENCY FORCE

     Section 7.1. Independent Agents. Parties hereto acknowledge that the independent agency listings utilized by the ALLIED Group are the joint property of Mutual and AMCO. The current agency listings amount to more than 1,900 agencies that are under contract with Mutual and AMCO as set forth in the agents master file. The parties to this Agreement shall use their best efforts to maintain working relationships with the independent agencies for their proper business purposes in substantially the same manner as prior to the effective date of this Agreement. Mutual, ALLIED Life, AMCO, APC, and Depositors are all parties to the Joint Marketing Agreement to memorialize their relationship in connection with the agency force.

     Section 7.2 Exclusive Agency Listings. Depositors and APC maintain exclusive agency listings. Depositors and APC shall maintain their individual property rights to each of the exclusive agency listings and in any developments or additions to such listings that may be made in the future. Any future companies or future business of existing companies that may take the form of exclusive agency listings shall, prior to becoming the exclusive property right of any particular company within the ALLIED Group, be approved by the Coordinating Committee.

                             VIII. POOLING AGREEMENT

     Section 8.1 Pooled Elements. Mutual, AMCO, APC, and Depositors ("Pool Participants") are all parties to a Second Amended and Restated Reinsurance Pooling Agreement, as amended (the "Pooling Agreement"). The Pooling Agreement sets forth the rights, duties and obligations of the Pool Participants among themselves regarding their respective businesses. As to matters set forth herein regarding the Pool or the Pool Participants, the Pooling Agreement shall control the manner in which the Pool Participants perform the obligations of the Pool with respect to this Agreement.

                       IX. REPRESENTATIONS AND WARRANTIES

     Section 9.1. General. Each of AGI, Mutual, and ALFC have had knowledge of all aspects of the financial condition, property, business, employees, agents, material contracts, licenses, and qualifications of the other and its subsidiaries. Therefore, Mutual, AGI, and ALFC each represent and warrant to the other that it has no knowledge or information that any of the representations or warranties of the other in this Agreement are untrue or incorrect in any material respect.

     Section 9.2. Representations and Warranties by AGI and AGI Subsidiaries. AGI and the AGI Subsidiaries hereby represent and warrant to Mutual and ALFC as follows:

     (a) AGI and each AGI Subsidiary are duly organized, validly existing insurance or business corporations, as the case may be, in good standing under the laws of the State of Iowa, except for Western Heritage, which is an Arizona insurance company, and Dougherty Dawkins, Inc. and the Dougherty Dawkins Subsidiaries, which are Minnesota corporations, and each has all requisite corporate power and authority to conduct its business, to own its properties, and to execute, deliver, and perform all of its obligations under this Agreement.

     (b) The execution, delivery, and performance of this Agreement has been or will be duly authorized by all requisite action, corporate or otherwise, by AGI and each AGI Subsidiary. This Agreement constitutes the legal, valid, and binding obligation of AGI and each AGI Subsidiary, enforceable against them in accordance with its terms. Subject to the receipt of the Insurance Approvals and any other approvals required pursuant to Article XIV hereof, compliance by AGI and each AGI Subsidiary with the provisions of this Agreement will not violate the provisions of any law, regulation, or order applicable to it, will not conflict with, or result in the breach or default by it of any of the terms, conditions, or provisions of its articles of incorporation or bylaws or any material contract or agreement to which it is a party or by which it or its property is bound. Neither AGI nor any of the AGI Subsidiaries is a party to, subject to or bound by or a beneficiary of any material agreement or judgment, order, writ, injunction, or decree of any court, governmental body, or arbitrator which would be contravened or breached by, or under which any payment or other obligation could be accelerated as a result of, the execution, delivery, or performance by AGI or the AGI Subsidiaries of this Agreement, or which could prevent the consummation of this Agreement and the transactions contemplated hereby, or which, by operation of law, or pursuant to its terms, would terminate upon consummation of this Agreement. To the best knowledge of AGI and each AGI Subsidiary, other than the receipt of the Insurance Approvals and any other approvals required pursuant to Article XIV hereof, no permit, consent, approval, or authorization of, or declaration to or filing or registration with any governmental or regulatory authority is or will be required in connection with the valid execution, delivery, or performance by AGI or the AGI Subsidiaries of this Agreement.

     (c) To the best knowledge and belief of AGI and each AGI Subsidiary, it is duly qualified, licensed, or registered to do business as a foreign insurer or foreign corporation, as the case may be, and is in good standing in each jurisdiction which requires such licensing, qualification, or registration wherein any of them conduct any business or lease any property and wherein the failure to so qualify or register would have a material adverse effect on the business, condition, or properties of AGI and the AGI Subsidiaries, taken as a whole; and AGI and each AGI Subsidiary has all requisite power and authority, corporate or otherwise, to own its respective properties and to conduct its respective business in the manner in which it is presently conducted.

     (d) Mutual and ALFC have heretofore been provided an opportunity to review complete copies of the most recent financial statements of AGI and the AGI Subsidiaries (the "Financial

Statements"). To the best knowledge and belief of AGI and the AGI Subsidiaries, the Financial Statements are true, complete, and correct in all material respects. The Financial Statements present fairly the consolidated financial condition and results of operations of AGI and the AGI Subsidiaries as of the dates and for the periods indicated therein and have been prepared in accordance with generally accepted accounting principles or statutory accounting principles, as the case may be, applied on a consistent basis throughout the periods indicated.

     (e) No representation or warranty made by AGI or an AGI Subsidiary in this Agreement or in any schedule, or other instrument furnished or to be furnished to Mutual, ALFC, or their representatives pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading. To the best knowledge of each of AGI and the AGI Subsidiaries, there is no information of a confidential nature concerning its assets, operations, customers, or employees which has not heretofore been disclosed to Mutual in writing which information could have a material adverse effect on its operations after consummation of the transactions contemplated herein.

     Section 9.3. Representation and Warranties by Mutual and the Mutual Subsidiaries. Mutual and the Mutual subsidiaries hereby represent and warrant to AGI and ALFC as follows:

     (a) Mutual and each Mutual Subsidiary are duly organized, validly existing insurance or business corporations, as the case may be, in good standing under the laws of the State of Iowa, and each has all requisite corporate power and authority to conduct its business, to own its properties, and to execute, deliver, and perform all of its obligations under this Agreement.

     (b) The execution, delivery, and performance of this Agreement has been or will be duly authorized by all requisite action, corporate or otherwise, by Mutual and each of the Mutual Subsidiaries. This Agreement constitutes the legal, valid and binding obligation of Mutual and each Mutual Subsidiary, enforceable against it in accordance with its terms. Subject to the receipt of the Insurance Approvals and any other approvals required pursuant to Article XIV hereof, compliance by Mutual and each Mutual Subsidiary with the provisions of this Agreement will not violate the provisions of any law, regulation, or order applicable to it, will not conflict with, or result in the breach or default by it of any of the terms, conditions, or provisions of its articles of incorporation or bylaws or any material contract or agreement to which it is a party or by which it or its property is bound. Neither Mutual nor any of the Mutual Subsidiaries is a party to, subject to or bound by or a beneficiary of any material agreement or judgment, order, writ, injunction, or decree of any court, governmental body, or arbitrator which would be contravened or breached by, or under which any payment or other obligation could be accelerated as a result of, the execution, delivery, or performance by Mutual or the Mutual Subsidiaries of this Agreement, or which could prevent the consummation of this Agreement and the transactions contemplated hereby, or which, by operation of law, or pursuant to its terms, would terminate upon consummation of this Agreement. To the best knowledge and belief of Mutual and each Mutual subsidiary, other than the receipt of the Insurance Approvals and any other approvals required pursuant to Article XIV hereof, no permit, consent, approval, or authorization of, or declaration to or filing or registration with any governmental or regulatory authority is or will be required in connection with the valid execution, delivery, or performance by Mutual or the Mutual Subsidiaries of this Agreement.

     (c) To the best knowledge and belief of Mutual and each Mutual Subsidiary it is duly qualified, licensed, or registered to do business as a foreign insurer or foreign corporation, as the case may be, and is in good standing in each jurisdiction which requires such licensing, qualification, or registration wherein any of them conduct any business or lease any property and wherein the failure to so qualify or register would have a material adverse effect on the business, condition, or properties of Mutual and the Mutual Subsidiaries, taken as a whole; and Mutual and each Mutual Subsidiary has all requisite power and authority, corporate or otherwise, to own its respective properties and to conduct its respective business in the manner in which it is presently conducted.

     (d) AGI and ALFC have heretofore been provided opportunity to review complete copies or the most recent financial statements of Mutual and the Mutual Subsidiaries (the "Financial Statements"). To the best knowledge and belief of Mutual and the Mutual Subsidiaries, the Financial Statements are true, complete, and correct in all material respects. The Financial Statements present fairly the consolidated financial condition and results of operations of Mutual and the Mutual Subsidiaries as of the dates and for the periods indicated therein and have been prepared in accordance with generally accepted accounting principles or statutory accounting principles, as the case may be, applied on a consistent basis throughout the period indicated.

     (e) No representation or warranty made by Mutual or a Mutual Subsidiary in this Agreement or in any schedule, or other instrument furnished or to be furnished to AGI, ALFC, or their representatives pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading. To the best knowledge of each of Mutual and the Mutual Subsidiaries there is no information of a confidential nature concerning its assets, operations, customers, or employees which has not heretofore been disclosed to AGI and

ALFC in writing which information could have a material adverse effect on its operations after consummation of the transactions contemplated herein.

     Section 9.4. Representations and Warranties by ALFC and ALFC Subsidiaries. ALFC and the ALFC Subsidiaries hereby represent and warrant to Mutual and AGI as follows:

     (a) ALFC and each AFLC Subsidiary are duly organized, validly existing insurance or business corporations, as the case may be, in good standing under the laws of the State of Iowa, and each has all requisite corporate power and authority to conduct its business, to own its properties, and to execute, deliver, and perform all of its obligations under this Agreement.

     (b) The execution, delivery, and performance of this Agreement has been or will be duly authorized by all requisite action, corporate or otherwise, by ALFC and each ALFC Subsidiary. This Agreement constitutes the legal, valid, and binding obligation of ALFC and each ALFC Subsidiary, enforceable against them in accordance with its terms. Subject to the receipt of the Insurance Approvals and any other approvals required pursuant to Article XIV hereof, compliance by ALFC and each ALFC Subsidiary with the provisions of this Agreement will not violate the provisions or any law, regulation, or order applicable to it, will not conflict with, or result in the breach or default by it of any of the terms, conditions, provisions of its articles of incorporation or bylaws, or any material contract or agreement to which it is a party or by which it or its property is bound. Neither ALFC nor any of the ALFC Subsidiaries is a party to, subject to or bound by or a beneficiary of any material agreement or judgment, order, writ, injunction, or decree of any court, governmental body, or arbitrator which would be contravened or breached by, or under which any payment or other obligation could be accelerated as a result of, the execution, delivery, or performance by ALFC or the ALFC Subsidiaries of this Agreement, or which could prevent the consummation of this Agreement and the transactions contemplated hereby, or which, by operation of law, or pursuant to its terms, would terminate upon consummation of this Agreement. To the best knowledge of ALFC and each ALFC Subsidiary, other than the receipt of the Insurance Approvals and any other approvals required pursuant to Article XIV hereof, no permit, consent, approval, or authorization of, or declaration to or filing or registration with any governmental or regulatory authority is or will be required in connection with the valid execution, delivery, or performance by ALFC or the ALFC Subsidiaries of this Agreement.

     (c) To the best knowledge and belief of ALFC and each ALFC Subsidiary, it is duly qualified, licensed, or registered to do business as a foreign insurer or foreign corporation, as the case may be, and is in good standing in each jurisdiction which requires such licensing, qualification, or registration wherein any of them conduct any business or lease any property and wherein the failure to so qualify or register would have a material adverse effect on the business, condition, or properties of ALFC and the ALFC Subsidiaries, taken as a whole; and ALFC and each ALFC subsidiary has all requisite power and authority, corporate or otherwise, to own its respective properties and to conduct is respective business in the manner in which it is presently conducted.

     (d) Mutual and AGI have heretofore been provided the opportunity to review complete copies of the most recent financial statements of ALFC and the ALFC Subsidiaries (the "Financial Statements"). To the best knowledge and belief of ALFC and the ALFC Subsidiaries, the Financial Statements are true, complete, and correct in all material respects. The Financial Statements present fairly the consolidated financial condition and results of operations of ALFC and the ALFC Subsidiaries as of the dates and for the periods indicated therein and have been prepared in accordance with generally accepted accounting principles or statutory accounting principles, as the case may be, applied on a consistent basis throughout the periods indicated.

     (e) No representation or warranty made by ALFC or an ALFC Subsidiary in this Agreement or in any schedule, or other instrument furnished or to be furnished to Mutual, AGI, or their representatives pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading. To the best knowledge of each ALFC and the ALFC subsidiaries there is no information of a confidential nature concerning its assets, operations, customers, or employees which has not heretofore been disclosed to Mutual and AGI in writing which information could have a material adverse effect on its operations after consummation of the transactions contemplated herein.

                X. TERMINATION, AMENDMENT, AND CHANGE OF CONTROL

     Section 10.1. Term and Termination.

     (a) Term. This Agreement shall continue from January 1, 1990 to December 31, 2004, and shall continue thereafter unless prior to December 31, 2002, a party to this Agreement delivers to the other parties a written notice that such party intends to cease participation and terminate the Agreement as to it on December 31, 2004 or as of a specified date thereafter. This Agreement may be terminated by any party effective after December 31, 2004 provided that such party has given written notice of termination to the others at least two (2) years prior to the proposed termination date. Termination of any party's participation in this Agreement prior to December 31, 2004 shall require Coordinating Committee approval.

     (b) Allocation in the Event of Termination. At the time any notice of termination is given under this Agreement, AGI and Mutual promptly, and no later than 60 days thereafter, shall identify all key employees, whether Direct or Staff, who have been providing services to AGI or any of the AGI Subsidiaries and to Mutual or any of the Mutual Subsidiaries. AGI and Mutual shall cooperate diligently and in good faith to allocate those employees to AGI and the AGI Subsidiaries and to Mutual and the Mutual Subsidiaries with a view toward insuring, to the greatest extent possible, the viability and continued operations of all companies with those employees. It is the intent of this provision that AGI and Mutual shall together allocate such employees in a way which is equitable and fair to both companies and their subsidiaries. The Coordinating Committee shall resolve any disputes arising under this paragraph. AGI and Mutual shall use their best efforts in attempting to effect the allocation of those employees by obtaining those employees' agreements to become employed by the respective companies as allocated pursuant to this paragraph. Anything in this Agreement to the contrary notwithstanding, if any disputes under this paragraph must be resolved by arbitration, no termination of this Agreement which otherwise would occur shall occur until after final resolution by the arbitrator.

     (c) Post-termination Relationship. The Coordinating Committee will address the post-termination access to services provided to the terminating party or parties. Any post-termination disputes concerning the termination of the Agreement, including interpretation of the covenant not to compete in Section 13.7, will be addressed to the Coordinating Committee for resolution.

     Section 10.2. Amendment. This Agreement may be amended, modified, or altered only by a writing signed by Mutual, AGI, and ALFC and approved by the Coordinating Committee. As a condition to participation in this Agreement, each AGI subsidiary, Mutual Subsidiary, and ALFC Subsidiary hereby agrees to be bound by any such amendment, modification, or alteration that is approved by AGI, Mutual, ALFC, and the Coordinating Committee as if they had each individually approved the amendment. Notwithstanding the foregoing, Mutual, AGI, and ALFC may amend the Agreement without the approval of the Coordinating Committee in order
(1) that AGI Subsidiaries, Mutual Subsidiaries, or ALFC Subsidiaries may be added or deleted as parties hereto or (2) to record any change in a name thereof; provided, that such addition, deletion, or name change shall not have a material effect upon the operation of the Agreement.

     Section 10.3. Change of Control of ALFC. In the event of a Change of Control (as hereinafter defined in this section) of ALFC, either Mutual or AGI may, in its sole discretion, at any time after such Change of Control: (i) terminate the MIS Agreement and this Agreement upon six (6) months notice to ALFC; (ii) extend the term of the MIS Agreement and this Agreement for up to ten
(10) additional years beyond December 31, 2004 upon six (6) months notice to ALFC; or (iii) allow such agreements to continue in effect. "Change of Control" for purposes of this section shall mean an event whereby a person, group, or entity that is not affiliated with ALFC or Mutual acquires the ownership of 50% or more of the voting stock of ALFC. A person, group, or entity "affiliated" with ALFC or Mutual shall mean a person, group, or entity that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with ALFC or Mutual.

      Section 10.4. Change of Control of AGI.

      (a) In the event of a Change of Control (as hereinafter defined in this section) of AGI, Mutual may, in its sole discretion, at any time after such Change of Control: (i) terminate all three of the Pooling Agreement, MIS Agreement, and this Agreement upon six (6) months notice to AGI; (ii) extend the term of the Pooling Agreement, MIS Agreement, and this Agreement for up to ten
(10) additional years beyond December 31, 2004 upon six (6) months notice to AGI; or (iii) allow such agreements to continue in effect. "Change of Control" for purposes of this section shall mean an event whereby a person, group, or entity that is not affiliated with AGI or Mutual acquires the ownership of 50% or more of the voting stock of AGI. A person, group, or entity "affiliated" with AGI or Mutual shall mean a person, group, or entity that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with AGI or Mutual.

      (b) In the event of a Change of Control (as hereinafter defined in this section) of AGI, ALFC may, in its sole discretion, at any time after such Change of Control: (i) terminate both the MIS Agreement and this Agreement upon six (6) months notice to AGI; (ii) extend the term of the MIS Agreement and this Agreement for up to ten (10) additional years beyond December 31, 2004 upon six
(6) months notice to AGI; or (iii) allow such agreements to continue in effect. "Change of Control" for purposes of this section shall mean an event whereby a person, group, or entity that is not affiliated with AGI or Mutual acquires the ownership of 50% or more of the voting stock of AGI. A person, group, or entity "affiliated" with AGI or Mutual shall mean a person, group, or entity that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with AGI or Mutual.

                                 XI. ARBITRATION

      Section 11.1. Consent to Arbitration. Each party to this Agreement hereby consents and agrees that any dispute between the parties hereto with respect to the interpretation, performance, or breach of any of the terms of this Agreement or the transactions contemplated by this Agreement which cannot be resolved by the Coordinating Committee shall be referred to arbitration conducted in accordance with the rules and procedures of the American Arbitration Association ("AAA"), upon written request of AGI, Mutual, and/or ALFC given to the others. Within thirty
(30) days of the giving of such written notice, each party involved shall nominate an AAA-licensed arbitrator (the "Party Arbitrators"). Within thirty
(30) days of their nomination, if there are two Party Arbitrators, the Party Arbitrators shall select a third AAA-licensed arbitrator (the "Third Arbitrator") and shall give the parties involved notice of such choice. If each party selects a Party Arbitrator, the three Party Arbitrators selected shall constitute the Arbitrators without further selection.

      Section 11.2. Authority of Arbitrators. The arbitrators shall be empowered to decide all issues submitted to arbitration using principles of law and equity and, if required, by application of any customary practices in the insurance and reinsurance industries. The arbitrators shall be relieved of all judicial formalities and shall not be required to follow any rules of evidence except as such rules may be imposed on arbitration proceedings conducted in accordance with the laws of the State of Iowa, but the arbitrators shall attempt to enforce the intents and purposes of this Agreement to the extent practicable and in accordance with Iowa law. The decision of a majority of the arbitrators shall be final and binding on AGI, Mutual, ALFC, and their subsidiaries.

      Section 11.3. Expenses; Location. Each of AGI, Mutual, and ALFC shall bear the expenses of its respective Party Arbitrator. If only two parties are involved in the arbitration, the involved parties shall jointly share all other expenses of the arbitration proceeding and the expenses of the Third Arbitrator. The arbitration proceeding shall take place at Des Moines, Iowa unless another location is mutually agreed upon by the parties. The arbitration proceeding shall be governed by the laws of the State of Iowa. The parties hereto hereby agree that any information respecting any matters submitted to arbitration in accordance with the foregoing or any aspect of the arbitration proceeding itself shall be treated as confidential and will not be disclosed to anyone not employed or acting on behalf of AGI, Mutual, or ALFC in connection with such arbitration or used at any time in any manner that is adverse to the interests of any party hereto but, in any such case, such information may be disclosed if such disclosure is made in connection with either party's prosecution or defense of any legal proceedings or if such disclosure is required pursuant to a subpoena or other legal order issued by any judicial or regulatory body or is otherwise required by law.

      Section 11.4. Restriction. Anything set forth herein to the contrary notwithstanding, with respect to any issue to be determined by arbitration, AGI, Mutual, and/or ALFC shall each submit in writing to the arbitrators their proposed resolution of such issue. The arbitrators shall be constrained in their decision relating to such issue to select only between the proposed resolutions, and the arbitrators shall have no discretion to fashion any compromise or other resolution of the issue submitted for arbitration.

                              XII. INDEMNIFICATION

      Section 12.1. Indemnification by Mutual. Mutual shall defend, indemnify, and hold harmless AGI, ALFC, and their successors and assigns against and in respect of any and all damages, claims, losses, liabilities, and expenses (including, without limitation, legal and other expenses) which may arise out of or be in respect of any breach or misrepresentation by Mutual or the Mutual Subsidiaries under this Agreement.

      Section 12.2. Indemnification by AGI. AGI shall defend, indemnify, and hold harmless Mutual, ALFC, and their successors and assigns against and in respect of any and all damages, claims, losses, liabilities, and expenses (including, without limitation, legal and other expenses) which may arise out of or be in respect of any breach or misrepresentation by AGI or the AGI Subsidiaries under this Agreement.

      Section 12.3. Indemnification by ALFC. ALFC shall defend, indemnify, and hold harmless AGI, Mutual, and their successors and assigns against and in respect of any and all damages, claims, losses, liabilities, and expenses (including, without limitation, legal and other expenses) which may arise out of or be in respect of any breach or misrepresentation by ALFC or the ALFC Subsidiaries under this Agreement.

      Section 12.4. Limitations. Notwithstanding the foregoing, no indemnification shall be available hereunder unless (i) notice of any claim for indemnification is given to the indemnifying party within one year of the date on which the loss under Section 12.1, Section 12.2, or Section 12.3 above occurs or becomes known to the party to be indemnified and (ii) the party seeking indemnification has previously paid or incurred damages, claims, losses, liabilities, or expenses otherwise subject to indemnification hereunder in excess of $75,000 in the aggregate.

      Section 12.5 Participation in Defense. Promptly after receipt of notice of any claim or the commencement of any action in respect to which indemnity may be sought on account of the indemnity agreements contained in this Section, the indemnified party will notify the indemnifying party in writing thereof. In case any claim shall be asserted against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense, conduct, or settlement thereof, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to so assume the defense, conduct, or settlement thereof, the indemnifying party will not be liable to the indemnified party under this Section for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense, conduct, or settlement thereof. Notwithstanding an election by the indemnifying party to assume the defense, conduct, or settlement of any claim subject to indemnification hereunder, if the indemnified party reasonably determines that its interests may be adverse to, or in conflict with, those of the indemnifying party, it may elect, at its own expense, to retain or continue to retain its own counsel to participate in the defense, conduct, or settlement of such claim. The indemnified party will cooperate with the indemnifying party without charge in connection with any such claim, make personnel books and records relevant to the claim available to the indemnifying party, and grant such authorizations or powers of attorney to the agents, representatives, and counsel of the indemnifying party as such indemnifying party may reasonably consider desirable in connection with the defense of any such claim.

                           XIII. AFFIRMATIVE COVENANTS

      Section 13.1 Cooperation. Mutual, AGI, ALFC, and their subsidiaries will fully cooperate with each other and their respective counsel, if any, and accountants in connection with any action to be taken in the performance of their obligations under this Agreement. They shall use their best efforts to take or cause to be taken any and all actions necessary or required to obtain each of the regulatory consents or approvals described herein and any third-party consents described in Article XIV of this Agreement, unless the receipt thereof has been waived in writing by the parties to this Agreement. In the conduct of their affairs and the performance of this Agreement the parties hereto shall, unless otherwise agreed by the Coordinating Committee, maintain the working relationships of the parties on substantially the same terms as before the effectiveness of this Agreement.

      Section 13.2. Marketing. Parties hereto shall attempt to position themselves in their respective target markets, whether separate or overlapping, in all ways so as to preserve and strengthen their individual identities and businesses, while making the best use of their association as described in this Agreement and in the related agreements and relationships described in this Agreement.

      Section 13.3. Life Insurance Products. AGI has transferred ownership of all of the issued and outstanding capital stock of ALLIED Life to Mutual pursuant to a certain Stock Purchase

Agreement dated October 24, 1989. Upon the closing thereof, AGI shall not engage in the business of providing life insurance, annuities, or related products directly or indirectly, nor shall AGI acquire, directly or indirectly, any life insurance company or an interest in any life insurance company during the term of this Agreement and for a period of five years thereafter, except with or through ALFC or the ALFC Subsidiaries. Except as may be required by the Joint Marketing Agreement, nothing herein shall require AGI or the AGI Subsidiaries to sell, offer, or provide any life insurance products. The terms and conditions, if any, upon which AGI, the AGI Subsidiaries, ALFC, or the ALFC Subsidiaries may jointly offer life insurance products or services shall be as determined from time to time by the parties. Any dispute relating to the offering of life insurance products hereunder shall be resolved by the Coordinating Committee. Notwithstanding any other provision of this Agreement, this paragraph survives early termination of the Agreement.

      Section 13.4. Agency. No party to this Agreement shall be deemed to be a partner of, or agent for, any other party, except and only to the extent necessary to effect any transactions which the parties may in their discretion determine to be advantageous to enter into jointly, for example, joint purchases of property or joint obligations to third parties, and then only as may be set forth in a writing evidencing the scope of the parties' involvement in such transactions which writing shall be subject to the approval of the Coordinating Committee.

      Section 13.5. Current Information. Each party to this Agreement shall, upon request, annually certify to the others that the representations and warranties made in this Agreement by such party are true and correct as of the anniversary date of this Agreement, or such certification shall indicate in what manner or to what extent such representations and warranties are incorrect. Upon request, each party to this Agreement shall provide all other parties with financial statements and shall annually certify to the others that the representations and warranties in Section 9.2(d), Section 9.3(d), or Section 9.4(d) of this Agreement apply to such financial statements.

      Section 13.6. Confidences and Trade Secrets.

      (a) Each party to this Agreement shall keep confidential, except as the other party or parties may otherwise consent in writing, and, except for the other parties' benefit, not disclose or make any use of at any time and for any purpose whatsoever, any trade secrets, confidential information, knowledge, data, trademarks or trade names, or other information of any of the companies in the ALLIED Group relating to their products, know-how, designs, customer lists, business plans, marketing plans and strategies, pricing strategies, or other subject matter pertaining to any business of the ALLIED Group or any of its clients, customers, consultants, licensees, or affiliates, which it has obtained or may obtain, or otherwise acquire during the course of contacts, discussions, negotiation, or agreement with any of the Companies in the ALLIED Group, except as herein provided (hereafter, collectively, "Confidential Information"). No party shall deliver, reproduce or in any way allow any Confidential Information of the other parties or any documentation relating thereto, to be delivered to or used by any third parties without specific written direction or consent of a duly authorized officer of AGI, Mutual, or ALFC as the case may be.

      (b) Upon termination of this Agreement for any reason whatsoever, each party shall promptly surrender and deliver to each other party all records, materials, equipment, drawings, documents, data, and all Confidential Information of the other parties and shall not retain any description containing or pertaining to any Confidential Information of the other parties, unless otherwise consented to in writing by a duly authorized officer of AGI, Mutual, or ALFC as the case may be.

      13.7 Covenant Not To Compete. AGI, Mutual, and ALFC agree not to engage in a business, enterprise, or market that directly competes with the products or markets of one another or the AGI Subsidiaries, Mutual Subsidiaries, or ALFC subsidiaries for the term of the Agreement and five (5) years following the termination of the Agreement for any reason.

                       XIV. REGULATORY AND OTHER APPROVALS

      Section 14.1. Regulatory Filings. AGI, Mutual, and ALFC shall promptly undertake such actions as may be necessary to file, amend, or apply for any documents, certificates, or reports now filed or to be filed with any federal or state authorities having jurisdiction over the subject matter of this Agreement or the parties to this Agreement.

      Section 14.2. Other Approvals. On or before the date of this Agreement, any and all regulatory consents or approvals required to effect the transactions contemplated herein shall have been obtained (or the receipt shall have been waived by both of the parties hereto) without the imposition of a material cost, liability, or restriction upon any of the parties hereto which is not consented to by the affected party, which regulatory consents or approvals shall include but shall not be limited to, the following:

      (a) The Commissioner of the Insurance Division of the Department of Commerce of the State of Iowa (the "Commissioner") shall have issued one or more orders or consents (the "Insurance Approvals") to approve the terms of this Agreement to the extent that the Commissioner shall have the regulatory authority to disapprove the terms of this Agreement.

      (b) On or before the effective date of this Agreement, all material consents or approvals by any third party which were required to be obtained by Mutual, AGI, or ALFC in connection with the execution, delivery, or performance of this Agreement or the consummation of any transactions contemplated herein shall have been obtained, or the receipts thereof shall have been waived by AGI, Mutual, and ALFC.

                    XV. ALFC, ALLIED LIFE, AND ALBA EMPLOYEES

      Section 15.1. ALFC, ALLIED Life, and ALBA Employees.

      (a) ALFC, ALLIED Life, and ALBA shall be listed together on an ALLIED Life and ALBA Payroll Register (the "Life Payroll Register"). AGI shall have no control, discretion, or authority over such employees. The Life Payroll Register shall be a true, correct, and complete listing of all persons employed by ALFC, ALLIED Life, and ALBA, and shall contain true and correct information as to the positions, years of service, and salaries of all such employees.

      (b) ALLIED Life and ALBA, respectively, hired all persons who were listed on the Life Payroll Register and subject to the same defenses, rights, and obligations to which AGI may be subject, or to which AGI may be entitled, commencing as of the start of business July 1, 1990. ALLIED Life and ALBA shall not be deemed to have employed any persons whose employment by AGI would otherwise terminate as of or prior to January 1, 1990 but for this Agreement. Nothing in this Agreement shall obligate ALLIED Life or ALBA to continue to retain or employ any employee hired by ALLIED Life or ALBA pursuant to this Agreement for any particular period of time or at any particular rate of compensation after the effective date of this Agreement.

      (c) ALLIED Life and ALBA assumed and paid all liabilities for the employee group as of June 30, 1990 including but not limited to compensation, fringe benefits, taxes, withholdings, and reimbursements relating to obligations of AGI relating to employees hired by AGI pursuant to this Agreement from and after July 1, 1990.

                               XVI. MISCELLANEOUS

      Section 16.1. Assignment. Neither this Agreement nor any rights hereunder may be assigned by any of the parties hereto.

      Section 16.2. Waiver; Remedies. No delay or omission of any party to this Agreement to exercise any right or power hereunder shall impair such right or power or be a waiver of any default or an acquiescence therein; and any single or partial exercise of any such right or power shall not preclude other or further exercise thereof or the exercise of any other right. In addition to any rights granted herein, the parties hereto shall have and may exercise any and all rights and remedies now or hereafter provided by law except as may be limited by Article XI of this Agreement.

      Section 16.3. Permissive Release of Confidential Information. Notwithstanding the provisions of Section 13.6 of this Agreement, any Confidential Information may be used in connection with any arbitration relating to the transactions contemplated by this Agreement and such information may be disclosed if such disclosure is made in connection with the parties' prosecution or defense of any legal proceedings or if such disclosure is required pursuant to a subpoena or other legal order issued by any judicial or regulatory body or is otherwise required by law.

      Section 16.4. Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or if mailed by certified or registered mail (return receipt requested):

      (a) If to Mutual:

          ALLIED Mutual Insurance Company
          701 Fifth Avenue
          Des Moines, Iowa 50391-2000
          Attention: President

      (b) If to AGI:

          ALLIED Group, Inc.
          701 Fifth Avenue
          Des Moines, Iowa 50391-2000
          Attention: President

      (c) If to ALFC:

          ALLIED Life Financial Corporation
          701 Fifth Avenue
          Des Moines, Iowa 50391-2000
          Attention: President

Any notice given as provided in this section 16.4, if given personally, shall be effective upon delivery and if given by certified or registered mail shall be effective three days after deposit in the mail. Any party hereto may change the address at which it is to be given notice by giving notice to the other party as provided in this section 16.4.

      Section 16.5. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of Iowa and shall be construed and interpreted under the laws of such state applicable to contracts made and to be performed entirely within such state.

      Section 16.6. Enforceability. If any one or more of the covenants, agreements, provisions, or other terms of this Agreement shall be for any reason whatsoever determined to be invalid, then such terms shall be deemed severable from the remaining terms of this Agreement and shall in no way affect the validity or enforceability of the other terms of this Agreement and such invalid terms shall be replaced by valid terms bearing the closest possible similarity in substance so that the intentions and purposes being the basis of this Agreement could be enforced to the greatest extent permitted by law.

      Section 16.7. Survival of Representations and Warranties. All covenants, agreements, representations, and warranties made in this Agreement by any of the parties hereto, including but not limited to, the indemnification provisions set forth herein shall be effective on the effective date hereof and thereafter.

      Section 16.8. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      Section 16.9. Headings. The headings in the sections and subsections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

      Section 16.10. Entire Agreement. This Agreement, including the schedules and exhibits referred to herein and any documents executed by the parties simultaneously herewith constitute the entire understanding and agreement of the parties hereto and supersede all other prior agreements and understandings, written or oral, between the parties with respect to the transactions contemplated herein. Provided, however, the foregoing shall not operate or be construed to prohibit proof of prior understandings and agreements between or among the parties to the extent necessary to properly construe or interpret this Agreement.

                                XVII. DEFINITIONS

      Section 17.1. ACA. The term "ACA" shall mean ALLIED Crop Agency, Inc., an Iowa corporation.

      Section 17.2. AGA. The term "AGA" shall mean ALLIED General Agency Company, an Iowa corporation.

      Section 17.3. AGI. The term "AGI" shall mean ALLIED Group, Inc., an Iowa corporation.

      Section 17.4. AGI Subsidiaries. The term "AGI Subsidiaries" shall mean AMCO, APC, Depositors, ALLIED Group Mortgage Corporation, ALLIED Leasing, Dougherty Dawkins, Inc., the Dougherty Dawkins Subsidiaries, the AMCO Subsidiaries, and any subsidiary added as a party hereto pursuant to the procedure set forth in Section 10.2; provided, that any subsidiary deleted as a party pursuant to said procedure shall no longer be included in the definition of such term.

      Section 17.5. ALBA. The term "ALBA" shall mean ALLIED Life Brokerage Agency, Inc., an Iowa corporation, and the wholly-owned subsidiary of ALFC.

      Section 17.6. ALFC. The term "ALFC" shall mean ALLIED Life Financial Corporation, an Iowa corporation.

      Section 17.7 ALFC Subsidiaries. The term "ALFC Subsidiaries" shall mean ALLIED Life and ALBA and any subsidiary added as a party hereto pursuant to the procedure set forth in Section 10.2; provided, however, that any subsidiary deleted as a party pursuant to said procedure shall no longer be included in the definition of such term.

      Section 17.8. ALLIED Group. The term "ALLIED Group" shall mean Mutual, the Mutual Subsidiaries, AGI, the AGI Subsidiaries, ALFC, and the ALFC Subsidiaries.

      Section 17.9. ALLIED Leasing. The term "ALLIED Leasing" shall mean the AGI subsidiary, ALLIED Group Leasing Corporation, an Iowa corporation.

      Section 17.10. ALLIED Life. The term "ALLIED Life" shall mean ALLIED Life Insurance Company, an Iowa life insurance corporation and the wholly-owned subsidiary of ALFC.

      Section 17.11 AMCO. The term "AMCO" shall mean AMCO Insurance Company, an Iowa stock insurance corporation.

      Section 17.12. AMCO Subsidiaries. The term "AMCO Subsidiaries" shall mean AGA, AGIS, The Freedom Group, Inc., Western Heritage Insurance Company, Midwest Printing Services, Ltd. and Freedom Insurance Services, Inc.

      Section 17.13 Annual Rental Cost. The term "Annual Rental Cost" shall mean the annual total costs and expenses of providing furnished office space, including depreciation and interest.

      Section 17.14. APC. The term "APC" shall mean ALLIED Property and Casualty Insurance Company, an Iowa stock insurance company.

      Section 17.15. Coordinating Committee. The term "Coordinating Committee" shall mean the joint meeting of the committees established by the Bylaws of Mutual, AGI, and ALFC for the purpose, among others, of resolving issues under this Agreement.

      Section 17.16. Current Restructuring. The term "Current Restructuring" shall refer to the incorporation of ALFC and its capitalization by Mutual transferring the stock of ALLIED Life and ALBA in exchange for ALFC common and preferred stock.

      Section 17.17. Depositors. The term "Depositors" shall mean the AGI subsidiary, Depositors Insurance Company, an Iowa stock insurance corporation.

      Section 17.18. Direct Employee Allocation. The term "Direct Employee Allocation" shall have the meaning set forth in Section 2.2 of this Agreement.

      Section 17.19. Direct Employees. The term "Direct Employees" shall have the meaning set forth in Section 2.2 of this Agreement.

      Section 17.20. Dougherty Dawkins, Inc. The term "Dougherty Dawkins, Inc." shall mean Dougherty Dawkins, Inc., a Minnesota corporation.

      Section 17.21. Dougherty Dawkins Subsidiaries. The term "Dougherty
Dawkins Subsidiaries" shall mean Voyageur Fund Distributors, Inc., Voyageur Asset Management Group, Inc., Dougherty, Dawkins, Strand & Bigelow Incorporated, and Dougherty Dawkins Portfolio Advisory Services, all of which are Minnesota corporations.

      Section 17.22. Employee Group. The term "Employee Group" shall mean those persons listed on or who properly should be listed on the AGI Payroll Register.

      Section 17.23. Employee Utilization Percentage. The term "Employee Utilization Percentage" shall have the meaning set forth in Section 2.2 of this Agreement.

      Section 17.24. ESOP. The term "ESOP" shall mean that certain leveraged employee stock ownership plan adopted by the Board of Directors of AGI on December 8, 1989, including any amendments thereto.

      Section 17.25. Human Resources Department. The term "Human Resources Department" shall mean the personnel and payroll departments of AGI, exclusive of training, personnel development, switchboard and receptionist functions, and communications media. The Human Resources Department is an AGI department and is staffed with AGI employees.

      Section 17.26. Insurance Approvals. The term "Insurance Approvals" shall have the meaning set forth in Section 14.2(a) of this Agreement.

      Section 17.27. Joint Compensation Committee. The term "Joint Compensation Committee" shall mean the committee formed in accordance with Article II of this Agreement.

      Section 17.28. Joint Marketing Agreement. The term "Joint Marketing Agreement" shall mean the ALLIED Group Joint Marketing Agreement and any amendments thereto.

      Section 17.29. MIS Agreement. The term "MIS Agreement" shall mean that certain Amended and Restated Management Information Services Agreement and any amendments thereto or successor agreements.

      Section 17.30. Mutual. The term "Mutual" shall mean ALLIED Mutual Insurance Company, an Iowa mutual insurance corporation.

      Section 17.31. Mutual Subsidiaries. The term "Mutual Subsidiaries" shall mean AID Finance Services, Inc., ACA, ALLIED Jet Center, Inc., ALLIED Group Merchant Banking Corporation, ARE, Inc., ALLIED Group Insurance Marketing Company, and any subsidiary added as a party hereto pursuant to the procedure set forth in Section 10.2; provided, that any subsidiary deleted as a party pursuant to said procedure shall no longer be included in the definition of such term.

      Section 17.32. Pool. The term "Pool" shall mean the arrangement for sharing insurance business revenues and expenses created by the Pooling Agreement.

      Section 17.33. Pooling Agreement. The term "Pooling Agreement" shall mean that certain Second Amended and Restated Reinsurance Pooling Agreement, and any amendments thereto or successor agreements.

      Section 17.34. Restructuring Plan. The term "Restructuring Plan" shall mean 1) the sale of 100% of the issued and outstanding capital stock of ALLIED Life from AGI to Mutual in exchange for 2,700,000 shares of AGI common stock; 2) the transfer of the Employee Group from Mutual to AGI; 3) the formation by AGI of an employee stock ownership plan; 4) the termination of the ALLIED Mutual Defined Benefit Plan; 5) the amendment of the Pooling Agreement; and 6) the entering into of such other agreements as may be necessary to document such transactions and to retain for the companies in the ALLIED Group the continued benefits of their close business relationships, all as provided in the minutes of the meetings of the Boards of Directors of AGI and Mutual held on October 23, 1989.

      Section 17.35. Staff Employees. The term "Staff Employees" shall have the meaning set forth in Section 2.2 of this Agreement.

      Section 17.36. Surplus Office Space. The term "Surplus Office Space" shall mean any vacant or unoccupied office space that is owned or leased by Mutual or any of the Mutual Subsidiaries with the exception of the Eden Prairie, Minnesota property.

      Section 17.37. Total Personnel Costs. The term "Total Personnel Costs" shall include all costs or expenses of whatever nature and from whatever origin arising out of or related to the maintenance of an employee group. Such term shall include but shall not be limited to the following costs, expenses, and obligations:

      (a) salaries, wages, reimbursements;

      (b) benefit plans, including the ESOP;

      (c) payroll taxes;

      (d) employee insurance;

      (e) litigation with employees;

      (f) termination benefits;

      (g) retiree medical benefits.

                       XVIII. RESTATEMENT OF ALLIED GROUP
                        INTERCOMPANY OPERATING AGREEMENT

      Section 18.1. Restatement. The ALLIED Group Intercompany Operating Agreement originally became effective January 1, 1990 and all previous amendments and agreements are hereby superseded and replaced by this Agreement.

      IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be executed as of the date and year above first written.

                                      ALLIED MUTUAL INSURANCE COMPANY


                                      By /s/ James D. Kirkpatrick
                                         ---------------------------------------
                                         James D. Kirkpatrick, President


                                      By /s/ George T. Oleson
                                         ---------------------------------------
                                         George T. Oleson, Secretary

                                      ALLIED GROUP, INC.


                                      By /s/ John E. Evans
                                         ---------------------------------------
                                         John E. Evans, Chairman of the
                                         Board and President


                                      By /s/ George T. Oleson
                                         ---------------------------------------
                                         George T. Oleson, Secretary


                                      ALLIED Life Financial Corporation


                                      By /s/ Samuel J. Wells
                                         ---------------------------------------
                                         Samuel J. Wells, President


                                      By /s/ George T. Oleson
                                         ---------------------------------------
                                         George T. Oleson, Secretary

                         SUBSIDIARY SIGNATURE ADDENDUM

      As of August 25, 1993, the undersigned companies hereby agree to become a party and be subject to the Amended and Restated ALLIED Group Intercompany Operating Agreement that became effective January 1, 1990 and is amended and restated as of the date of this Addendum, and the undersigned companies consent to ALLIED Group, Inc. as its agent with respect to those matters as specified in the Amended and Restated ALLIED Group Intercompany Operating Agreement.

                                      Dougherty Dawkins, Inc.


                                      By: /s/
                                          --------------------------------------
                                      Title: President


                                      Dougherty, Dawkins, Strand & Bigelow
                                      Incorporated


                                      By: /s/
                                          --------------------------------------
                                      Title: Chairman


                                      Dougherty Dawkins Portfolio Advisory
                                      Services


                                      By: /s/
                                          --------------------------------------
                                      Title: Chairman


                                      Voyager Asset Management Group, Inc.


                                      By: /s/
                                          --------------------------------------
                                      Title: Chairman


                                      Voyageur Fund Distributors, Inc.

                                      By: /s/
                                          --------------------------------------
                                      Title: Chairman

                                      ALLIED Group Mortgage Company


                                      By: /s/
                                          --------------------------------------
                                      Title: President


                                      AMCO Insurance Company


                                      By: /s/
                                          --------------------------------------
                                      Title: Pres.


                                      ALLIED General Agency Company


                                      By: /s/
                                          --------------------------------------
                                      Title: Pres.


                                      ALLIED Group Information Systems, Inc.


                                      By: /s/ Bob O. Myers
                                          --------------------------------------
                                      Title: President


                                      The Freedom Group, Inc.


                                      By: /s/
                                          --------------------------------------
                                      Title: Secretary


                                      Freedom Insurance Services, Inc.


                                      By: /s/
                                          --------------------------------------
                                      Title: Asst. Secretary

                                      Midwest Printing Services, Ltd.


                                      By: /s/ Leslie D. Peltz
                                          --------------------------------------
                                      Title: Vice President & Treasurer


                                      ALLIED Group Leasing Corporation


                                      By: /s/
                                          --------------------------------------
                                      Title: President


                                      ALLIED Property and Casualty Insurance
                                      Company


                                      By: /s/
                                          --------------------------------------
                                      Title: Pres.


                                      Depositors Insurance Company


                                      By: /s/
                                          --------------------------------------
                                      Title: Pres.

                                      Western Heritage Insurance Company


                                      By: /s/ Joseph T. Olson
                                          --------------------------------------
                                      Title: President

                          SUBSIDIARY SIGNATURE ADDENDUM

      As of August 25, 1993, the undersigned companies hereby agree to become a party and be subject to the Amended and Restated ALLIED Group Intercompany Operating Agreement that became effective January 1, 1990 and is amended and restated as of the date of this Addendum, and the undersigned companies consent to ALLIED Mutual Insurance Company as its agent with respect to those matters as specified in the Amended and Restated ALLIED Group Intercompany Operating Agreement.


                                      AID Finance Services, Inc.


                                      By: /s/
                                          --------------------------------------
                                      Title: President


                                      ALLIED Crop Agency, Inc.


                                      By: /s/ Stephen S. Rasmussen
                                          --------------------------------------
                                      Title: President


                                      ALLIED Jet Center, Inc.


                                      By: /s/
                                          --------------------------------------
                                      Title: President


                                      ALLIED Group Merchant Banking Corporation


                                      By: /s/
                                          --------------------------------------
                                      Title: President


                                      ARE, Inc.


                                      By: /s/
                                          --------------------------------------
                                      Title: President


                                      ALLIED Group Insurance Marketing Company


                                      By: /s/
                                          --------------------------------------
                                      Title: President

                          SUBSIDIARY SIGNATURE ADDENDUM

      As of August 25, 1993, the undersigned companies hereby agree to become a party and be subject to the Amended and Restated ALLIED Group Intercompany Operating Agreement that became effective January 1, 1990 and is amended and restated as of the date of this Addendum, and the undersigned companies consent to ALLIED Life Financial Corporation as its agent with respect to those matters as specified in the Amended and Restated ALLIED Group Intercompany Operating Agreement.

                                      ALLIED Life Insurance Company


                                      By: /s/
                                          --------------------------------------
                                      Title: President


                                      ALLIED Life Brokerage Agency, Inc.


                                      By: /s/
                                          --------------------------------------
                                      Title: President